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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the use of our report dated March 10, 2004, (except for Note 21, as to which the date is September 15, 2004) with respect to the consolidated financial statements of United Industrial Corporation included in this Form 8-K filed with the Securities and Exchange Commission on November 17, 2004.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania
November 11, 2004

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm